UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
May 3, 2008
Gardner Denver, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13215	76-0419383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois	62305

(Address of Principal Executive Offices)	(Zip Code)
(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Departure of Certain Officers.
     On May 6, 2008, Gardner Denver, Inc. (the “Company”) announced the retirement of Ross J. Centanni, Executive Chairman of the Board of Directors, and J. Dennis Shull, Executive Vice President and General Manager, Compressor Division, effective January 2, 2009. Mr. Centanni has been appointed to serve in the role of Chairman Emeritus of the Board of Directors through his retirement. Mr. Centanni will then provide consulting services to the Company following his retirement in January 2009 through the Company’s annual meeting of stockholders in May 2009. Frank J. Hansen, previously the Lead Nonemployee Director of the Board of Directors, has been appointed to succeed Mr. Centanni as Chairman of the Board in a non-executive capacity, effective immediately. Barry L. Pennypacker, who was appointed as President and CEO of the Company in January 2008, will now report to Mr. Hansen. Tracy D. Pagliara currently the Company’s Executive Vice President, Administration, General Counsel and Secretary, will succeed Mr. Shull following his retirement on January 2, 2009. Mr. Pagliara will serve in a transition role as Vice President, Law and General Manager of the Compressor Division’s Americas operations, until his permanent successor as the Company’s Chief Legal Officer has been appointed and Mr. Shull’s retirement.
     (e) Compensatory Arrangements of Certain Officers.
     Mr. Centanni’s Chairman Emeritus Agreement
     In connection with Mr. Centanni’s retirement as Executive Chairman and role as Chairman Emeritus, the Company and Mr. Centanni entered into a Chairman Emeritus Agreement, effective May 3, 2008 (the “Agreement”). The Agreement provides that Mr. Centanni will serve as Chairman Emeritus until his retirement on January 2, 2009 and then as a consultant until June 30, 2009.
     Pursuant to the terms of the Agreement, and subject to confidentiality, non-competition, and other provisions therein, Mr. Centanni agrees to serve as Chairman Emeritus through January 2, 2009 and thereafter to provide up to 20 hours per week of managerial and advisory service through June 30, 2009. In exchange for his services, covenants and the execution of a standard waiver and release, Mr. Centanni will receive the following benefits as Chairman Emeritus until his retirement on January 2, 2009:
•	current monthly salary ($67,500) until his retirement as Chairman Emeritus;
•	all benefits afforded the Company’s executive officers, including his annual bonus and the 2006 long-term incentive bonus if, and to the extent, the conditions for these bonus payments are met (excluding the condition of his continued employment through and on the payment date);
•	a pro-rata share (based on service through January 2, 2009) of the 2007 and 2008 long term bonus opportunity payments to be made in February 2010 and 2011, respectively, if, and to the extent, the conditions for these bonus payments are met (excluding the condition of his continued employment through and on the payment date); and

•	a one-time bonus of Five Hundred Thousand Dollars ($500,000) for assistance in the transition of Mr. Pennypacker as the Company’s President and CEO.
     Following his retirement, Mr. Centanni will receive the following benefits under the Agreement:
•	a consulting fee of $50,000 per month until June 30, 2009; and
•	health care benefits through a Company Retiree Medical Plan pursuant to which Mr. and Mrs. Centanni will be covered by the Company’s standard Retiree Medical Plan with a supplementary wrap around plan.
     Mr. Shull’s Incentive Bonus
     In recognition of his long-time tenure and service to the Company and as an incentive to remain with the Company until January 2, 2009 to assist in the transition period, Mr. Shull will receive a one-time retention/service bonus of $250,000, provided he remains employed by the Company through January 2, 2009.
Change in Control Agreements
     On May 5, 2008, the Company’s Management Development and Compensation Committee (“Committee”) approved new forms of the Company’s change in control agreements for the Company’s President and CEO and its executive officers, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, respectively. The principal purpose of the new agreements is to comply with the recently issued final regulations under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”).
     The terms of the change in control agreements are materially consistent with the terms of the previous change in control agreements except as pertains to the following changes:
•	broadened the definition of Gardner Denver, Inc. to include its affiliated companies and the full legal entity;
•	added definitions for Accrued Other Benefits, Base Salary, and Bonus Amount;
•	Modified definitions for Cause and Good Reason in accordance with Section 409A requirements;
•	excluded a triggering event due to a reduction in outstanding shares;
•	excluded payments under certain benefit plans that are not permissible under Section 409A;
•	updated the form and timing of payments in accordance with Section 409A; and
•	broadened the non-compete, non-solicitation and confidential information covenants and attributed a portion of the payments to these restrictive covenants.
The above summary of the changes to the forms of the Company’s change in control agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the change in control agreements, filed as Exhibit 10.1 and 10.2 to this Report on Form 8-K and incorporated by reference herein.

Executive and Director Share Repurchase Program
     On May 6, 2008, the Company’s Board of Directors terminated its publicly announced Executive and Director Share Repurchase Program (“Program”). The principal purpose of the Program was to provide a means for executives and directors to sell shares of the Company’s common stock to the Company in order to generate sufficient cash to meet their tax obligations that arise from the exercise, grant or vesting of incentive stock options, restricted stock or performance shares. The Program originally authorized the repurchase of 800,000 shares and of this amount, 398,251 remained for repurchase at the time the Program was terminated.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Form of Gardner Denver, Inc. Change in Control Agreement for its President and Chief Executive Officer

10.2	Form of Gardner Denver, Inc. Change in Control Agreement for its executive officers

99.1	Gardner Denver, Inc. Press Release dated May 6, 2008
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: May 6, 2008	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President, Law and General Manager, Compressor Division—Americas SBU

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Gardner Denver, Inc. Change in Control Agreement for its President and Chief Executive Officer

10.2	Form of Gardner Denver, Inc. Change in Control Agreement for its executive officers

99.1	Gardner Denver, Inc. Press Release dated May 6, 2008